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EXHIBIT 10.6


                      PLAN AND AGREEMENT OF REORGANIZATION
                          UNDER I.R.C. SS.368(a)(1)(C)

                         REVOLUTIONS MEDICAL CORPORATON

                                       AND

                      CLEAR IMAGE ACQUISITIION CORPORATION

         THIS PLAN AND AGREEMENT OF REORGANIZATION, dated this 26th day of January, 2007, made by and between:

         REVOLUTIONS MEDICAL CORPORATION, a Nevada corporation having its principal business office located at 2073 Shell Ring Circle, Mt. Pleasant, South Carolina 29466 (hereinafter referred to as "Buyer");

                                       AND

         CLEAR IMAGE ACQUISITION CORPORATION, a Nevada corporation having its principal business office located at 9 Meriam Street, Suite 5, Lexington, Massachusetts 01240 (hereinafter "Seller"): WITNESSETH THAT:

         WHEREAS, Seller desires to transfer to Buyer at the Closing (as hereinafter defined), and Buyer desires to acquire from Seller at the Closing, all of Seller's assets, as more fully described herein, upon and subject to the terms and conditions contained in this Agreement; and

         WHEREAS, it is intended by the parties that the transaction qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and that for accounting purposes it is intended that the transaction be treated as a "purchase";

NOW, THEREFORE, intending to be legally bound, and in consideration of the foregoing recitals and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:


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                                    ARTICLE I
        SALE AND TRANSFER OF ASSETS AND ASSUMPTION OF CERTAIN LIABILITES

         1.1 Transfer of Assets. Buyer acknowledges that: Seller is a newly-organized Nevada corporation which was formed specifically to acquire a controlling block of shares of Clear Image, Inc., an Oklahoma corporation; that such controlling block, consisting of 9,824,139 shares of the Common Stock of Clear Image, Inc., was contributed by Seller's shareholders pursuant to a
Section 351 Agreement and constitutes the sole asset of Seller: and that accordingly the only asset being acquired by Buyer is such 9,824,139 shares of the Common Stock of Clear Image, Inc., which are hereinafter referred to as the "Assets". Except as otherwise herein expressly set forth, Seller hereby agrees that at the Closing provided for in Section 4.1 hereof (the "Closing"), Seller shall sell, assign, transfer, convey and deliver to Buyer all of Seller's right, title and interest in and to such shares (the Assets). Seller represents that the shares are all of the assets of Seller.

         1.2 Excluded Assets. Seller and Buyer understand and agree that since the 9,824,139 shares of the Common Stock of Clear Image, Inc. are the sole asset of Seller, there are no excluded or Seller- retained assets.

         1.3 Assumed Obligations. Buyer has represented and warranted that it has no debts, liabilities, or other payables, will not have any debts, liabilities or other payables as of Closing, and that the only liabilities that it will incur following the Closing will be the costs related to its liquidation and dissolution. Relying upon such representation, Buyer agrees to pay only those costs and expenses directly related to the liquidation and dissolution of Seller and then limited to an amount within the allowed percentage of the value of the gross assets obtained as permitted under Section 368(a)(1)(C).

                                   ARTICLE II
                                  CONSIDERATION

         2.1 Assumption of Certain Liabilities and Stock Issuance. In full and complete payment for the Assets, Buyer agrees to (i) assume the assumed liabilities pursuant to Section 1.3 hereof (I.E., the costs and expenses of Seller's liquidation and dissolution) and (ii) issue to the Seller 8,260,139 post-split shares of Common Stock of the Buyer, issued in the name of and paid to Seller (the 8,260,139 shares of Common Stock are hereinafter referred to as the "RMS Stock)"

         2.2 Investment Representations. Seller acknowledges, agrees and represents that:

         (a) It has been advised that none of the shares of Buyer being acquired hereunder have been registered under the Securities Act of 1933 (the "1933 Act").

         (b) All of the shares of Buyer being acquired hereunder are being, and will be, acquired and held for investment, not for resale or distribution to the public and not for the purpose of effecting or causing to be effected a public offering of such securities.

         (c) It has been advised and is aware of the fact, that by reason of the foregoing investment representations and restrictions upon transfer: (i) the shares of the Buyer's Common Stock must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available; (ii) if Rule 144 of the Rules and Regulations promulgated by the SEC is applicable to any future routine sales of any such securities, such sales can be made only in limited amounts in accordance with the terms and conditions of that Rule; (iii) in the case of securities to which that Rule is not applicable, compliance with some applicable exemption, if any be available, will be required; (iv) all of the certificates for the shares of Buyer's Common Stock will bear a legend restricting transfer thereof; and (v) the Transfer Agent of Buyer's Common Stock will be given "stop-transfer" instructions so as to prevent any illegal transfer of such shares.

         (d) It has relied only and exclusively upon its own investigation into Buyer and its financial condition for purposes of deciding to enter into and close this Agreement and to accept shares of Buyer's Common Stock in exchange for its Assets. It has not relied upon any oral or written representation made by Buyer or any of its officers or directors or representatives of Buyer and that no representation, or statements shall survive the Closing with the sole exception of the representations and warranties contained in this Agreement.


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         (e) It has reviewed the filings made by the Buyer pursuant to the
Securities Exchange Act of 1934, including the included financial statements, and has had full opportunity to review and inspect all books and records of Buyer.

         2.3 Liquidation of Seller. Seller acknowledges awareness that (i) following the transfer of the Assets it is required by the Internal Revenue Code and related IRS Regulations to dissolve and in connection therewith to distribute the RMS Stock to its shareholders, (ii) the RMS Stock has not been registered with the Securities and Exchange Commission and cannot be distributed without an eligible exemption from such registration, and (iii) all of Seller's shareholders are "accredited investors" and it will make a distribution of the 8,260,139 shares of RMS Stock to its shareholders pursuant to Rule 506 of Regulation D.


                                   ARTICLE III
                                     CLOSING

         3.1 Closing. The Closing shall occur at the close of business on January 31, 2007.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as of the date hereof (which representations and warranties shall survive the execution and delivery of this Agreement and the transfer of the Assets), as set forth below:

         4.1 Litigation. There are no outstanding orders, judgments, writs, injunctions. or decrees of any court, governmental authority or arbitration or mediation panel or tribunal against or affecting the Assets.

         4.3 Non-Contravention. Seller is not in breach of, default under, or in violation of any applicable law, decree or order that may cause a material adverse effect relating to the Assets and Seller is not in breach of, default under, or in violation of any deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license, indenture, contract or other agreement, instrument or obligation to which it is a party or by which it is bound or to which any of its respective assets is subject that may cause a material adverse effect on the Assets.

         4.4 Title. Seller has good, complete, indefeasible and marketable title to, and ownership of, the Assets, free and clear of all liens, encumbrances, charges, pledges, voting trusts and pools, defects, claims, and security interests.

         4.5 Assets. The Assets are free and clear of all liens, encumbrances, charges, pledges, voting trusts and pools, defects, claims, and security interests.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof (which representations and warranties shall survive the execution and delivery of this Agreement and the transfer of the Assets), as set forth below:

         5.1 Legal Compliance. To its knowledge, (i) Buyer is not in violation of any applicable law that would apply to it or to its business, the violation of which would cause a material adverse effect, (ii) Buyer is not in violation of any applicable environmental, securities or employee benefits law, which violation would cause a material adverse effect, and (iii) neither Buyer nor, to the knowledge of Buyer, any of Buyer's agents, contractors or employees has been notified of any action, suit, proceeding or investigation which calls into question compliance by Buyer.

         5.2 Shares and Corporate Documents. All of the RMS Stock to be issued hereunder have been duly authorized and when issued will be valid and legally issued shares of the Common Stock, fully paid and nonassessable, free and clear of all liens or encumbrances, and not in violation of any preemptive or similar rights or any securities laws.


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         5.3 Undisclosed Liabilities. The Buyer does not have any liabilities
(whether known or unknown, whether absolute, conditional or contingent and whether liquidated or unliquidated and whether due or to become due), except for
(a) liabilities that will be accrued for or reserved against in the December 31, 2006 balance sheet, and (b) contractual or statutory liabilities incurred in the ordinary course of business which are not required to be reflected on a balance sheet. Buyer's balance sheet and the related income statement as of September 31, 2006 were prepared in accordance with generally accepted accounting principles and fairly present the assets, liabilities, financial condition and results of operations of Buyer as of the date indicated and for the period referred to therein. Except as disclosed in writing to Buyer, there have been no events, changes or effects with respect to Buyer or its subsidiaries that, individually or in the aggregate, have had or reasonably would be expected to have had a material adverse effect.


                                   ARTICLE VI
                      MUTUAL REPRESENTATIONS AND WARRANTIES

         Each party hereto represents and warrants to the other party as of the date hereof (which representations and warranties shall survive the execution and delivery of this Agreement and the transfer of the Assets) as set forth below:

         6.1  Organization; Good-Standing.

         (a) Seller is a corporation duly formed, validly organized and in good standing in the State of Nevada.

         (b) Buyer is a corporation duly formed, validly organized and in good standing, in the State of Nevada.

         6.2 No Untrue Statements or Material Omissions. Each party hereto represents to the other party hereto, on its own respective behalf, that no statement in writing furnished by such party to the other party in connection with the transactions contemplated herein contains any untrue statement of material fact or omits to state a material fact necessary to make the statement not misleading in any material respects.

         6.3 No Default. Each party hereto represents to the other party, on its own respective behalf, that neither the execution and delivery of this Agreement nor the performance by such party of its respective obligations hereunder will cause any breach, default or violation or will require the consent or approval of any court or governmental authority, except as expressly contemplated by the terms of this Agreement.

         6.4 Power and Authority. Each party hereto represents to the other party, on its own respective behalf, that (i) it has full power and authority to enter into this Agreement any other related documents, to incur the obligations as contemplated hereby, and to carry out the provisions of this Agreement; and
(ii) it has taken all action necessary for the execution and delivery of this Agreement and each of the other related documents and for the performance of each of its obligations hereunder, and thereunder, as evidenced by corporate resolution(s) or other authorization.

         6.5 Enforceability. Upon execution and delivery by each of the parties hereto, this Agreement and any other related document shall be the legal, valid and binding obligations of each party and shall be enforceable against each party in accordance with their respective terms.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Non-Waiver. No course of dealing between the parties or any failure or delay on the part of either party in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of either party under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.


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         7.2 Indemnification.

         (a) Seller. Seller hereby agrees to defend, indemnify and hold harmless Buyer against any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses directly related to or arising from (i) the breach of a representation or warranty by Seller herein or the documents delivered at Closing or (ii) any liabilities of Seller not assumed by Buyer at Closing.

         (b) Buyer. Buyer hereby agrees to defend, indemnify and hold harmless Seller against any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses directly related to or arising from (i) the breach of a representation or warranty by Seller herein or the documents delivered at Closing or (ii) any of the assumed liabilities.

         (c) Procedure. The indemnified party shall promptly notify the indemnifying, party in writing of any claim, demand, action or proceeding for which indemnification will be sought under Sections 7.2(a) or 7.2(b), and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, Buyer and Seller shall cooperate with each other and provide each other with access to relevant books and records in their possession related to such claim. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding, which offer does not involve any injunctive or non-monetary relief against the indemnified party, and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement. In the event that Buyer or Seller shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding, anything else to the contrary herein, the other party shall not be required to indemnify any person for any Losses that could reasonably be expected to have been avoided if Buyer or Seller, as the case may be, had made such efforts.

         7.3 Notices. All notices or communications under this Agreement shall be to the following addresses (or to such other address as shall at any time be designated by any party in writing to the other parties):

         To Buyer:                  Revolutions Medical Corporation
                                    2073 Shell Ring Circle
                                    Mt. Pleasant, South Carolina 29466

         To Seller:                 Clear Image Acquisition Corporation
                                    9 Meriam Street, Suite 5
                                    Lexington, Massachusetts 01240

         With a copy to:            Richard C. Fox, Esq.
                                    2 Village Hill Lane, #3
                                    Natick, Massachusetts 01760

Notice shall be deemed given three days after deposit in the U.S. mail, postage prepaid, or one day after deposit with a nationally recognized overnight delivery service. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the effectiveness or the date of delivery for any notice sent in accordance with the foregoing provisions.

         7.4 Binding Agreement; Survival. This Agreement shall inure to the benefit of, and be binding upon, Seller and Buyer, and their respective legatees, distributees, estates, executors, administrators, personal representatives, successors and assigns, and other legal representatives. All representations, warranties, covenants and agreements by the parties contained in this Agreement shall survive the Closing for a period of one (1) year from the Closing Date.


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         7.5 Entire Agreement; Integration Clause. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to this transaction, and any prior agreements are hereby merged herein and terminated.

         7.6 Brokers' or Finders' Fees. No agent, broker, person, or firm acting on behalf of either party or any of their subsidiaries or under the authority of any of them is or will be entitled to any commission or broker's or finder's fee or financial advisory fee in connection with any of the transactions contemplated herein.

         7.7 No Oral Modification or Waivers. The terms herein may not be modified or waived orally, but only by an instrument in writing signed by the party against which enforcement of the modification or waiver (as the case may be) is sought.

         7.8 Controlling Law; Venue. This Agreement and each of the other documents ancillary hereto shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Nevada (without regard to its conflicts of law principles). Venue for the adjudication of any claim or dispute arising out of this Agreement or any of the other ancillary documents shall be proper only in the state or federal courts of the State of Nevada, and the parties to this Agreement hereby consent to such venue.

         7.9 Headings. The headings of this Agreement and each of the other documents ancillary hereto are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or such ancillary documents.

         7.10 Severabilitv. To the extent any provision herein violates any applicable law, that provision shall be considered void and the balance of this Agreement shall remain unchanged and in full force and effect.

         7.11 Public Disclosure. Seller acknowledges that Buyer is a reporting company under the Securities Exchange Act of 1934 and must disclose this Agreement and the terms and conditions hereof. Accordingly, Seller authorizes Buyer to issue such press release and file such periodic report as may be required.

         7.12 Counterparts. This Agreement may be executed in as many counterpart copies as may be required. All counterparts shall collectively constitute a single agreement.

         7.13 Third Party Beneficiary. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         7.14 Expenses. Each party shall be responsible for its own costs and expenses (including legal, financial advisory, investment banking and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         7.15 Tax Treatment. Buyer and Seller hereby agree and covenant that they shall not (before or after the Closing Date and individually or collectively) take any action and shall not (before or after the Closing) fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a)(l)(C) of the Code.

         7.16 Dissolution. Buyer and Seller hereby agree that from and after the Closing Date, Seller will not engage in any new business, will promptly liquidate and dissolve as a corporation, and will distribute the 8,260,139 shares of RMS Stock pursuant to the terms and conditions of the differing contributions under the Section 351 Contribution Agreement.

         In Witness Whereof, the undersigned have executed and delivered this Plan and Agreement of Reorganization as of the day and year first above written.


                                        REVOLUTIONS MEDICAL  CORPORATION


                                        By:
                                            ------------------------------------


                                        CLEAR IMAGE ACQUISITION CORPORATION


                                        By:
                                            -----------------------------------